SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2004

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-33001	77-0154833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Industrial Road, San Carlos, California 94070

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 802-0400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 28, 2004, pursuant to a stock purchase agreement, Natus Medical Incorporated acquired Fischer-Zoth GmbH and affiliated entities for cash of $5.5 million. Fischer-Zoth is a manufacturer of otoacoustic emissions products, with operations headquartered near Munich, Germany. Peter Zoth, President and co-founder of Fischer-Zoth will remain with the company as managing director. The stock was acquired from Mr. Zoth and several other shareholders of the closely-held entities.

ITEM 8.01. OTHER EVENTS.

On September 29, 2004, Natus Medical Incorporated (the “Company”) issued a press release announcing the acquisition of Fischer-Zoth GmbH. A copy of the press release is furnished as an exhibit to this Current Report on Form 8-K.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release dated September 29, 2004 announcing the acquisition of Fischer-Zoth GmbH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Dated: September 29, 2004	By:	/s/ Steven J. Murphy
Steven J. Murphy
Vice President, Finance and Principal Accounting Officer